UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2014, the Company entered into an Employment Agreement with Carl W. Hastings replacing a prior agreement. The Agreement is for a term of 15 years effective from January 1, 2013. The term of employment for Mr. Hastings is effective for a period of six years commencing January 1, 2013 and a consulting term is provided for the period commencing six months following the expiration of the employment term and expiring on December 31, 2027. The Agreement provides for Mr. Hastings to receive base annual compensation during the first three years of the employment term of not less than $360,000, and, during the second three years, $270,000. During the second three years of Mr. Hastings’ employment term, Mr. Hastings is obligated to devote approximately one-half of his productive time to the performance of his duties for the Company. During the employment term, Mr. Hastings is also to participate in the Company’s annual incentive compensation and the Company’s long-term incentive compensation plans, the Company’s stock option plan and such other compensation plans as the Company may from time to time have for executives. In the event of Mr. Hastings’ death during the term of the agreement, payments equal to his total compensation under the agreement will be made to his heirs for a period of six months.

During the consulting term of the Agreement, Mr. Hastings will be obligated to perform services at the rate of approximately 40 hours per month. He will be entitled to receive compensation at the rate of a base amount of $13,000 per month adjusted periodically based on changes in the consumer price index. During the consulting term, Mr. Hastings will not participate in the Company’s incentive plans.

The agreement includes the obligation of Mr. Hastings to maintain the confidentiality of the Company’s confidential information, an obligation to assign to the Company all inventions and a covenant of Mr. Hastings not to compete with the Company.

A copy of the Employment Agreement is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on April 3, 2014.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Carl W. Hastings Employment Agreement dated March 31, 2014.

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